EXHIBIT 9

                         CONSENT AND OPINION OF COUNSEL

To Whom It May Concern:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (File No. 333-95611) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

As Counsel to the depositor, I am familiar with the variable annuity, Phoenix Premium Edge, which is the subject of this Form N-4 registration statement.

In connection with this opinion, I have reviewed the contracts, the registration statement, the charter and by-laws of the company, relevant proceedings of the Board of Directors, and the provisions of Connecticut insurance law relevant to the issuance of the Contracts.

Based upon this review, I am of the opinion that the contracts, when issued, will be validly issued, and will constitute a legal and binding obligation of PHL Variable Insurance Company.

Very truly yours,


/s/ Richard J. Wirth
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Richard J. Wirth, Counsel
PHL Variable Insurance Company

Dated: October 26, 2001